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                                                                   EXHIBIT 10.16


                       ADMINISTRATIVE SERVICES AGREEMENT

       THIS AGREEMENT is entered into as of the 1st day of April, 1997, by and between Continental Natural Gas, Inc., an Oklahoma corporation ("CNG"), and Bird Creek Resources, Inc., an Oklahoma corporation ("BCR").

                                    RECITALS

       A. CNG leases office space (the "Office Facilities") in the 1400 South Boston Building, Fifth Floor, 1412 South Boston, Tulsa, Oklahoma 74119. CNG also employs various administrative, clerical and accounting personnel in the operation of its business at the Office Facilities.

       B. BCR occupies a portion of the Office Facilities and, from time to time, CNG advances various expenses and/or provides accounting and/or administrative services to BCR.

       C. CNG and BCR desire to memorialize their agreement with respect to the use of the Office Facilities and provision of services by CNG to BCR.

                             STATEMENT OF AGREEMENT

       NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration this date paid by each party to the other, the receipt and sufficiency of which are acknowledged by execution of this Agreement, the parties hereto hereby agree as follows:

             1.     Office Facilities and Services Provided by CNG.

              (a) Office Facilities Occupied by BCR. CNG agrees to provide BCR with space in the Office Facilities as CNG and BCR may mutually agree from time to time.

              (b) Reception Services. CNG shall provide receptionist services as it deems necessary, in its sole discretion, to the efficient operation of the Office Facilities.

              (c) Maintenance and Remodeling of the Office Facilities. CNG shall provide all janitorial, heating, electric, telephone and general maintenance services for the Office Facilities. In no event, however, shall CNG be required to install equipment or remodel the Office Facilities to accommodate BCR. No remodeling of the Office Facilities may be undertaken by BCR without the prior written consent of CNG.

              (d) Accounting, Clerical and Administrative Services. CNG shall provide BCR with accounting, clerical and administrative services as CNG and BCR shall mutually agree





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       from time to time.  In addition, CNG may provide liability and casualty insurance, as well as office and other supplies for BCR's account.

              (e) Payment for Office Facilities and Services Provided by CNG. In return for the use of the Office Facilities and provision of services to BCR, BCR shall pay CNG the following:

                     (i) Direct Expenses. An amount equal to all direct expenses incurred by CNG on BCR's behalf, including but not limited to, insurance expenses, photocopying charges, telephone charges, and any and all other charges which CNG can directly attribute to BCR's account;

                     (ii) Accounting, Clerical and Administrative Services Expenses. An allocable portion of all salaries, employee benefits, employment taxes (including FICA, FUTA and all other employment related taxes), unemployment and disability insurance and/or compensation with respect to CNG employees who perform services for BCR; and

                     (iii) Overhead Expenses.  An allocable portion of all
              overhead expenses incurred by CNG for operation of the Office Facilities, including but not limited to, office supplies, rent paid by CNG for the Office Facilities, janitorial expense, repair and maintenance expense, telephone expense, utility expense, equipment rental, copier lease expense, premises liability insurance, and any and all other expenses reasonably necessary to the operation of the Office Facilities by CNG which cannot be directly attributed to BCR or any other party.

              For purposes of this paragraph 1(e), an "allocable portion" shall mean that portion of such expenses which are attributable to BCR's usage of the Office Facilities or the services of CNG's employees, as the case may be.

       2.     Billing and Payment for Services Rendered by CNG.

              (a) Invoices. Invoices for services rendered pursuant to paragraph 1 above, shall be submitted by CNG to BCR on a monthly basis.

              (b) Payment of Invoices. Each such invoice shall become due and payable no later than the 15th day (the "Due Date") after the day on which the invoice is submitted by CNG.

              (c) Late Charges. In the event that payment is not received by CNG on or before the Due Date, all unpaid balances shall accrue interest at the rate of twelve percent (12%) per annum.





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              (d)    Attorney Fees.  In the event any action is brought to
       enforce, or for the breach of, the payment provisions of this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including a reasonable attorney's fee.

              (e) Termination of Agreement. In the event payment is not timely made pursuant to the terms of this paragraph 2, CNG may suspend services and terminate this Agreement upon ten (10) days prior written notice to BCR.

       3. Term. This Agreement shall commence as of the date hereof and shall continue until March 31, 1998; provided, however, the term of this Agreement shall be automatically renewed month to month thereafter unless either party shall give written notice to the other not less than thirty (30) days prior to the expiration of the initial term of this Agreement or any extension thereof.

       4. Destruction by Fire or Other Casualty. Should the Office Facilities be partially or totally destroyed by fire or other casualty, or sustain damage to any part thereof such that it is unfit for the purposes intended in this Agreement, this Agreement shall terminate and neither CNG or BCR shall be under any further obligation or liability hereunder.

       5. Condemnation. Should the Office Facilities be taken, in whole or in part, by condemnation or other administrative proceeding then, in that event, this Agreement shall terminate and neither CNG or BCR shall be under any further obligation or liability hereunder.

       6.     Miscellaneous.

              (a) Benefit. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

              (b) Construction. Every covenant, term and provisions of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

              (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or, whether or not actually received, if deposited in the United States mail, registered or certified mail, with sufficient postage prepaid thereon, and addressed as follows:





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                            If to CNG:     Continental Natural Gas, Inc.
                                           1412 S. Boston, Suite 500
                                           Tulsa, Oklahoma  74119
                                           Attn:  Garry D. Smith

                            If to BCR:     Bird Creek Resources, Inc.
                                           1412 S. Boston, Suite 500
                                           Tulsa, Oklahoma  74119
                                           Attn:  H. Ric Hedges

       or to such other address as CNG or BCR may have notified the other in writing.

              (d) Entire Agreement. This Agreement embodies the entire understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

       IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.




                                           CONTINENTAL NATURAL GAS, INC.



                                           By /s/ GARRY D. SMITH
                                              ----------------------------------
                                              Garry D. Smith, Vice President




                                           BIRD CREEK RESOURCES, INC.



                                           By /s/ H. RIC HEDGES
                                              ----------------------------------
                                              H. Ric Hedges, President





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